IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

ENESCO GROUP, INC.	)
)
Plaintiff,	)
)
	)	No.05 C 4371
vs.	)
)
JIM SHORE DESIGNS, INC., SUNSHINE	)	Hon. Samuel Der-Yeghiayan
PRODUCTIONS, INC., KEVIN KNOWLES,	)	Magistrate Judge Soat Brown
DEPARTMENT 56, INC., a Delaware	)
corporation, and DEPARTMENT	)	AMENDED COMPLAINT
56, INC., a Minnesota corporation,	)	JURY TRIAL DEMANDED
)
Defendants.	)
)
     Plaintiff, Enesco Group, Inc., by its attorneys, alleges as follows:
THE PARTIES
     1. Plaintiff, Enesco Group, Inc. (“Enesco”), is an Illinois corporation, with its principal place of business in Itasca, Illinois.
     2. Defendant, Jim Shore Designs, Inc. (“Jim Shore”), is a South Carolina corporation, with its principal place of business in Heath Springs, South Carolina.
     3. Defendant, Sunshine Productions, Inc. (“Sunshine”), is an unincorporated business, with its principal place of business in Berlin, Maryland.
     4. Defendant, Kevin Knowles (“Knowles”), is an individual residing at 23 King Richard Road, Berlin, Maryland 21811.
     5. Defendant, Department 56, Inc. (“D56 Minnesota”) is a Minnesota corporation with its principal place of business at 6436 City West Parkway in Eden Prairie, Minnesota. It has a branch showroom in Chicago, Illinois. It is described in corporate filings as an operating company. Its ultimate parent corporation is a Delaware corporation with the same name –

Department 56, Inc. (“D56 Delaware”). Defendant, D56 Delaware owns all of the stock of the intermediate corporation, which, in turn, owns all of the stock in D56 Minnesota. D56 Delaware is publicly traded on the New York Stock Exchange under the symbol “DFS.” Because it is unclear which Department 56, Inc. entity (if not both) is responsible for the wrongful conduct at issue, Enesco has named both. In the rest of the Amended Complaint, both entities are referred to collectively as “D56.”
BACKGROUND
     6. Enesco is a world leader in the giftware and home and garden decor industries. Serving more than 20,000 customers globally, Enesco distributes products to a wide variety of specialty-card and gift retailers, home-decor boutiques, mass-market chains and direct-mail retailers. Internationally, Enesco serves markets operating in Europe, Canada, Australia, Mexico, and Asia.
     7. Enesco product lines include some of the world’s most recognizable brands. Enesco’s top brands include Heartwood Creek, Walt Disney Company, Walt Disney Classics Collection, Jim Shore, Pooh & Friends, Nickelodeon, Bratz, Halcyon Days, Lilliput Lane and Border Fine Arts.
     8. When Enesco first met Jim Shore, he was an artist selling figurines at local craft and art shows. One of Enesco’s representatives saw Shore’s figurines and decided that, with Enesco’s expertise in product development, marketing, manufacturing and distribution, his figurines could be cultivated into a product line with wide appeal in the specialty gift market.
     9. Shore entered into a license agreement with Enesco and, together they developed a line of garden products, Christmas and other seasonal figurines.

     10. Sales of the products started out slowly, but through Enesco’s dedication to Jim Shore products and commitment to expand the Jim Shore line, sales grew to over $30 million last year alone.
     11. Enesco has provided Shore with annual, dedicated support, including a line-specific marketing staff, specialty catalogs and funding for personal appearance tours for Shore to promote the line. Enesco has placed the product line into specialty gift shops and national retailers, such as The May Company, Kohl’s, and Costco, and even negotiated airtime for Shore on QVC. Additionally, Enesco has provided co-branding opportunities to Shore via its contacts with Walt Disney Company.
     12. In 2005 alone, Enesco spent over $700,000 to promote the Jim Shore line, which is an enormous investment in the specialty gift industry.
     13. Enesco paid Shore royalties of nearly $2 million last year alone.
     14. Enesco has dropped its top collectible line, Precious Moments, intending, among other things, to focus more resources and attention on the Jim Shore line. Enesco, in fact, recently has dedicated increased resources to the Jim Shore line and, among other things, has worked to convince retailers to dedicate more square footage to the Jim Shore line.
THE CURRENT LICENSE AGREEMENT
     15. The subject and current license agreement (“Agreement”) between Shore and Enesco, which became effective by its terms on January 1, 2005, was signed in October, 2004 and filed with the Securities and Exchange Commission on a Form 8-K in October, 2004. A copy of the Agreement is attached hereto as Exhibit A. The Agreement states: “The rights and licenses granted in Paragraph 1(a) and (b) herein shall be sole and exclusive (other than for certain non-core product categories as set forth in Schedule III) to ENESCO for all of the PRODUCTS. Exhibit A at pg. 4.

     16. Enesco has the right and authority to enforce infringements of the trademarks and copyrights for all the Jim Shore products covered under the Agreement. Exhibit A at pg. 7.
     17. Under the Agreement, Shore may “not to license or grant rights to others to make, have made, advertise, import, distribute and/or sell products that: are competitive with the PRODUCTS; incorporate or display derivative works based on the WORKS; and/or incorporate or display copies of works such that the products have the same ‘look and feel’ as and/or are confusingly similar with the PRODUCTS.” Exhibit A at para. 8(c), pgs. 8-9.
     18. Furthermore, the Agreement provides that “[t]he PRODUCTS subject to this Agreement are all product categories and formats, other than bolt fabric. Enesco may, at its option and subject to a right of first refusal, permit LICENSOR to license certain formats to third parties on a non-exclusive basis.” Exhibit A at pg. 11.
     19. The Agreement further provides that “[n]o amendment, modification or release from any provision hereof shall be effective unless in writing and signed by duly authorized representatives of both parties specifically stating it to be an amendment, modification, or release to this Agreement.” Exhibit A at pg. 10.
     20. Enesco has performed all of its obligations and conditions precedent under the Agreement.
RECENT CONDUCT
     21. One of Enesco’s most significant competitors, D56, aggressively has been making representations at trade shows and during sales calls to Enesco customers that D56 is an exclusive or “exclusive licensee” of Jim Shore and has represented to members of the trade that it will be offering figurines and other items besides pins, scarves and ties under a Jim Shore name (on an exclusive basis). Enesco also has recently learned that representatives of D56 are freely representing to the industry that D56 now has the Jim Shore line and D56 will be expanding the Jim Shore line. D56 further has disseminated and displayed marketing materials that represent that it has an exclusive Jim Shore line of jewelry, scarves and ties (marketed under a Jim Shore name). Examples of these marketing materials are attached as Exhibit B.
     22. D56 is marketing products that incorporate or display derivative works – in essence “copies” or “knock-offs” – of products sold by Enesco (pursuant to Enesco’s Agreement). Not only are the products causing confusion, but they give consumers a chance to buy seemingly identical product to Enesco’s at a cheaper price. A majority of the Jim Shore products that D56 is offering for sale are derivatives of Enesco’s exclusive products, made and sold pursuant to the Agreement. The fact that the D56 products are virtual copies of the Enesco WORKS (and, certainly derivative works in violation of the Agreement) is demonstrated by the following examples of Enesco products and the proposed, knock-off D56 products to the right of each exclusive Enesco product:

     23. Various Enesco sales representatives have advised Enesco that customers have commented on the similarity of the D56 and Enesco products when inquiring about whether Enesco still has the Jim Shore line. Customers also have referenced D56’s marketing materials and oral representations when asking similar questions related to Enesco’s status as it relates to the Jim Shore line. Enesco’s review of the D56 knock-off pins reveals that the quality of the artwork, images, and craftsmanship is vastly inferior to that of the Enesco products that have been copied, which will negatively impact the brand and Enesco’s investment in the brand.

     24. Tammy Knowles also is listed as the President of Sunshine by Dun & Bradstreet.
     25. Upon information and belief, Tammy Knowles assisted her husband in furtherance of a deal with D56 by providing her husband with Enesco’s proprietary corporate information, including drawings of Jim Shore products not yet released to the public, and by actively participating in the formation and function of Sunshine.
     26. Knowing of Enesco’s Agreement, Knowles approached Enesco with the idea of creating a line of ties, scarves and pins for Enesco to sell under the Jim Shore name. While Enesco did not reject the concept of selling ties, scarves and pins under the Jim Shore name in connection with its Agreement, it rejected the particular items for business reasons, including, inter alia, the poor quality of the items. Enesco explained its reasoning for refusing the items to Knowles, and invited Knowles to develop products more in keeping with the quality of the brand. Knowles never asked Enesco for consent to develop any products under the Jim Shore name for sale to any entity or individual other than Enesco. Jim Shore never asked Enesco for permission to extend any licenses for the subject products.
     27. Knowles, and his company Sunshine, knowing that Enesco’s consent had been denied, sought a license from Jim Shore for the sale of products by Sunshine under the Jim Shore name for sale to an entity other than Enesco. D56 claims it has received permission from Sunshine and/or Jim Shore to sell certain products under the Jim Shore name.
     28. On information and belief, Shore recently has offered licenses to others in violation of the Agreement.

JURISDICATION AND VENUE
     29. This Court has subject matter jurisdiction pursuant to 28 U.S.C. §§ 1331, 1332 and 1367(a). Venue is proper under 28 U.S.C. § 1391(b).
     30. In the Agreement, Jim Shore Designs, Inc. also has consented to jurisdiction and venue in Illinois. Exhibit A at para. 17.
COUNT I – BREACH OF CONTRACT
     31. Enesco hereby incorporates by reference ¶¶ 1-30 as if fully set forth herein.
     32. Shore has breached, and continues to breach, the Agreement by, inter alia, granting licenses to third parties in contravention of the Agreement, which breach has caused irreparable harm to Enesco.
     33. Enesco will continue to suffer irreparable injury if Shore is not enjoined and if specific performance under the Agreement is not ordered.
COUNT II — TORTIOUS INTERFERENCE WITH A CONTRACT
     34. Enesco hereby incorporates by reference ¶¶ 1-33 as if fully set forth herein.
     35. Sunshine has tortiously interfered with the Agreement.
     36. Sunshine’s actions have damaged Enesco and will continue to irreparably damage Enesco if not enjoined.
COUNT III – CIVIL CONSPIRACY
     37. Enesco hereby incorporates by reference ¶¶ 1-36 as if fully set forth herein.
     38. Tammy Knowles owed a duty of loyalty to Enesco as an employee of Enesco.
     39. Among other things, Knowles and Sunshine agreed to induce and actually induced Tammy Knowles to obtain access and provide them with Enesco confidential information, which she did. These are overt acts in furtherance of a conspiracy to induce Jim Shore to breach its contract with Enesco. These acts constitute unlawful acts, in breach of, inter alia, Tammy Knowles’ duty of loyalty to Enesco, and in furtherance of the conspiracy. Enesco has been harmed by the Knowles’ conspiracy.
COUNT IV – INDUCEMENT TO BREACH DUTY OF LOYALTY
     40. Enesco hereby incorporates by reference ¶¶ 1-39 as if fully set forth herein.
     41. At Kevin Knowles’ and Sunshine’s prompting, Tammy Knowles has breached her duty of loyalty, which caused harm to Enesco.
COUNT V – UNFAIR COMPETITION
     42. Enesco hereby incorporates by reference ¶¶ 1-41 as if fully set forth herein.
     43. D56’s representations are literally false and/or misleading and constitute unfair competition in violation of 15 U.S.C. § 1125(a).
     44. Even under the terms of the license and permission D56 claims it received from Sunshine and/or Jim Shore, D56’s use of the terms “exclusive” and “figurines” is literally false and constitutes unfair competition in violation of 15 U.S.C. § 1125(a).
     45. D56’s false claims have caused damage to Enesco and will continue to cause irreparable injury to Enesco if not enjoined.
     46. The marketing by D56 of products containing or comprising derivative works also constitutes unfair competition in violation of 15 U.S.C. § 1125(a), which if not enjoined will continue to cause irreparable injury to Enesco.

COUNT VI — VIOLATION OF ILLINOIS UNIFORM DECEPTIVE
TRADE PRACTICES ACT AND ILLINOIS CONSUMER FRAUD AND DECEPTIVE BUSINESS PRACTICES ACT
     47. Enesco hereby incorporates by reference ¶¶ 1-46 as if fully set forth herein.
     48. The conduct of the D56 Defendants, Knowles, and Sunshine constitute deceptive trade practices in violation of the Illinois Uniform Deceptive Trade Practices Act, 815 IL. Comp. Stat. Ann., 510/1 et seq. and the Illinois Consumer Fraud and Deceptive Business Practices Act, 815 IL. Comp. Stat. Ann. 505/12 et seq. and the common law of the State of Illinois.
     49. The conduct of the D56 Defendants, Knowles, and Sunshine related and leading to the marketing of products containing or comprising derivative works also constitutes unfair competition in violation of Illinois Uniform Deceptive Trade Practices Act, 815 IL. Comp. Stat. Ann., 510/1 et seq. and the Illinois Consumer Fraud and Deceptive Business Practices Act, 815 IL. Comp. Stat. Ann. 505/12 et seq. and the common law of the State of Illinois, which if not enjoined will continue to cause irreparable injury to Enesco.
     WHEREFORE, Enesco seeks the following relief:
a.	An Order requiring that Jim Shore specifically perform under the Agreement and preliminarily and permanently enjoining Jim Shore from granting licenses to others, or otherwise acting, in contravention of the Agreement;

b.	An Order preliminarily and permanently enjoining Knowles and Sunshine from interfering with the Agreement;

c.	An Order preliminarily and permanently enjoining D56 from engaging in conduct that constitutes unfair competition;

d.	An Order preliminarily and permanently enjoining the Defendants, D56, Knowles, and Sunshine from making, having made, advertising, importing,

distributing or selling products that incorporate or display derivative works based on the PRODUCTS (as defined in the Agreement);
e.	All monetary damages suffered by Enesco;

f.	Enesco’s reasonable attorneys fees and costs; and

g.	Any other equitable relief the Court deems appropriate and just.

Respectfully submitted, ENESCO GROUP, INC.
By:	/s/ John S. Letchinger
One of its attorneys

John S. Letchinger, Esq.
Sandra Scavo Pedersen, Esq.
Wildman, Harrold, Allen & Dixon
225 West Wacker Drive
Suite 3000
Chicago, IL 60606
(312) 201-2000
Attorney No. 10535